Telenav Reports Third Quarter Fiscal 2017 Financial Results

•	Launched connected embedded navigation services with General Motors

•	General Motors extends partnership through model year 2025
Santa Clara, Calif. - May 2, 2017 -Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car services, today announced its financial results for the third fiscal quarter ended March 31, 2017.
“We are very excited about the launch of our connected embedded services to General Motors in the March quarter,” said HP Jin, chairman and CEO of Telenav. “This has been the result of our successful collaboration with GM for the last three years. We are also very pleased that GM has decided to expand and extend our relationship to provide their next generation connected embedded navigation service through model year 2025. This reflects our strength in innovation, excellent execution and shared vision.”

Financial Highlights for the third quarter ended March 31, 2017

•	Total revenue was $35.1 million, compared with $46.3 million in the same prior year period.

•	Billings were $60.2 million, compared with $53.1 million in the same prior year period.

•	Automotive revenue was $25.5 million, compared with $34.7 million in the same prior year period.

•	Advertising revenue was $5.3 million, compared with $5.2 million in the same prior year period.

•	Deferred revenue as of March 31, 2017 was $61.2 million, compared with $36.1 million as of December 31, 2016.

•	Gross margin was 50%, compared to 44% in the same prior year period.

•	Non-GAAP gross margin on billings was 42%, compared to 45% in the same prior year period.

•	Operating expenses were $30.6 million, compared with $29.4 million in the same prior year period.

•	Net loss was $(13.7) million, or $(0.31) per basic and diluted share, compared with $(9.8) million, or $(0.23) per basic and diluted share, in the same prior year period.

•	Adjusted EBITDA was a $(9.9) million loss, compared with a $(6.4) million loss in the same prior year period.

•	Adjusted EBITDA on billings was a $(2.3) million loss, compared with a $(2.5) million loss in the same prior year period.

•
As of March 31, 2017, ending cash, cash equivalents and short-term investments, excluding restricted cash, was $97.1 million. This represented cash and short-term investments of $2.22 per share, based on 43.7 million shares of common stock outstanding. Telenav had no debt as of quarter end.

•	Free cash flow was $(8.4) million, inclusive of an $8.0 million litigation settlement payment, compared with $(2.0) million in the same prior year period.

Recent Business Highlights

•	General Motors launched with Telenav’s latest connected embedded navigation solution during the quarter and the solution is available today in GM’s 2017 Cadillac CTS and CTS-V models in North America.

•	General Motors extends partnership to provide their next generation connected embedded navigation solution on select cars for model years 2020 to 2025.

•	Executed a contract to deliver an entry-level embedded navigation solution to General Motors via its Tier 1 supplier, LG Electronics, Inc. for the European market for model years 2018 to 2022.

•	Executed a contract to deliver Scout®GPS Link to Toyota via its Tier 1 supplier, Xevo Inc. in select Toyota and Lexus vehicles for model years 2018 to 2023.

Business Outlook
For the quarter ending June 30, 2017, Telenav offers the following guidance, which is predicated on management’s judgments:

•	Total revenue is expected to range from $39 to $41 million.

•	Billings are expected to range from $64 to $66 million.

•	Automotive revenue is expected to range from 73% to 76% of total revenue.

•	Advertising revenue is expected to be approximately 15% of total revenue.

•	Gross margin is expected to be approximately 45%.

•	Non-GAAP gross margin on billings is expected to be approximately 40%.

•	Operating expenses are expected to range from $31 to $32 million.

•	Net loss is expected to range from $(13.5) to $(14.5) million.

•	Net loss per share is expected to range from $(0.30) to $(0.33).

•	Adjusted EBITDA loss is expected to range from $(9.5) to $(10.5) million.

•	Adjusted EBITDA on billings loss is expected to range from $(1.5) to $(2.5) million.

•	Weighted average shares outstanding are expected to be approximately 44.3 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
Telenav will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 877-879-6203 (toll-free, domestic only) or 719-325-4823 (domestic and international toll) and enter pass code 3148147. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 3148147.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, non-GAAP gross profit on billings, non-GAAP gross margin on billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted EBITDA on billings and free cash flow included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

In addition to billings as a non-GAAP metric, last quarter Telenav began providing non-GAAP gross profit on billings, non-GAAP gross margin on billings and adjusted EBITDA on billings’ metrics. Telenav anticipates providing non-GAAP gross profit on billings, non-GAAP gross margin on billings and adjusted EBITDA on billings through the three months ending June 30, 2017 due to the impact on reported GAAP revenue of certain value-added offerings, including Ford’s map updates for SYNC 3 vehicles in the Europe region, which commenced during the three months ended March 31, 2017. The providing of map updates in combination with Telenav’s on-board navigation products results in revenue being deferred and recognized over time.

Telenav anticipates early adopting the FASB's new accounting standard, ASC 606, Revenue from Contracts with Customers, effective July 1, 2017. Telenav anticipates that with the adoption of ASC 606, revenue recognition for certain value-added offerings will change and Telenav will no longer recognize revenue associated with certain software-related elements over the life of its contractual obligations. Once Telenav adopts ASC 606, Telenav does not expect that it will continue to provide the metrics non-GAAP gross profit on billings, non-GAAP gross margin on billings and adjusted EBITDA on billings. However, if Telenav is not able to adopt ASC 606 as of July 1, 2017, or if the impact of adoption is not in line with the company’s current expectations, revenue and profitability will continue to be affected by the revenue recognition requirements to which its business is currently subject.

Billings measure GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Non-GAAP gross profit on billings reflects GAAP gross profit plus change in deferred revenue less change in deferred costs. Non-GAAP gross margin on billings reflects non-GAAP gross profit on billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of its operating results, Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings to be useful metrics for management and investors because billings drive deferred revenue, which is an important indicator of its business. Telenav believes non-GAAP gross profit on billings and non-GAAP gross margin on billings are useful metrics because they reflect the impact of the gross profit to be earned over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, non-GAAP gross profit on billings, and non-GAAP gross margin on billings include amounts that have not yet been recognized as revenue or cost and may require additional services to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, non-GAAP gross profit on billings and non-GAAP gross margin on billings do not include all costs associated with billings. Second, Telenav may calculate billings, non-GAAP gross profit on billings, and non-GAAP gross margin on billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings and how they relate to revenue, gross profit, and gross margin calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of tax. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements and offers made to settle patent litigation cases in which Telenav is a defendant and royalty disputes. Deferred rent reversals represent the reversal of deferred rent liability that is no longer required due to the facility lease termination in fiscal 2016. Telenav believes adjusted EBITDA is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results.

Adjusted EBITDA on billings measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Telenav believes adjusted EBITDA on billings is a useful measure, especially in light of the impact it continues to expect on reported GAAP revenue for certain value-added offerings the company provides its customers, including Ford map updates. Adjusted EBITDA and adjusted EBITDA on billings, while generally measures of profitability, can also represent losses.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

Telenav determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and it is including such presentation in its non-GAAP reporting results. This presentation reflects operating expenses that are directly attributable to the advertising business. Telenav is unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, have operating expenses which cannot be fully attributable to one versus the other segment. In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

In this earnings release, Telenav has provided guidance for the fourth quarter and full year of fiscal 2017 on a non-GAAP basis, for billings, non-GAAP gross margin on billings, adjusted EBITDA and adjusted EBITDA on billings. Telenav does not provide reconciliations of its forward-looking non-GAAP financial measures of billings, non-GAAP gross margin on billings, adjusted EBITDA and adjusted EBITDA on billings to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s GAAP net loss per diluted share and GAAP tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; Telenav's success in extending its contracts with existing original equipment manufacturers ("OEMs") and automotive manufacturers, achieving additional design wins and the delivery dates of automobiles including Telenav's products; adoption by vehicle purchasers of Scout GPS Link; Telenav's dependence on a limited number of automotive manufacturers and OEMs for a substantial portion of its revenue; Ford’s announcement that it believes that the market for automobiles generally will not grow at the pace that it has been growing; the impact of changes in the timing of revenue recognition upon Telenav’s adoption of ASC 606; potential impacts of OEMs including competitive capabilities in their vehicles such as Apple Car-Play and Android Auto; Telenav's ability to grow and scale its advertising business;

Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including Open Street Maps (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in "Risk factors" and elsewhere in its Form 10-Q for the three months ended December 31, 2016 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent its management's beliefs and assumptions only as of the date made. You should review its SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects.

About Telenav, Inc.
Telenav is a leading provider of connected car and location-based platform services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Denny's, Walmart, and Best Buy reach millions of users with our highly-targeted advertising platform. To learn more about how Telenav's location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based ads, visit www.telenav.com.

Copyright 2017 Telenav, Inc. All Rights Reserved.

TNAV-F
TNAV-C

Investor Relations Contact:
Mike Look, Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31, 2017	June 30, 2016*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$20,763	$21,349
Short-term investments	76,368	88,277
Accounts receivable, net of allowances of $54 and $111, at March 31, 2017 and June 30, 2016, respectively	48,294	42,216
Restricted cash	3,925	5,109
Income taxes receivable	646	687
Deferred costs	6,735	1,784
Prepaid expenses and other current assets	3,358	4,448
Total current assets	160,089	163,870
Property and equipment, net	4,690	5,247
Deferred income taxes, non-current	442	661
Goodwill and intangible assets, net	35,218	35,993
Deferred costs, non-current	29,481	10,292
Other assets	1,552	2,184
Total assets	$231,472	$218,247
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$10,703	$4,992
Accrued expenses	35,313	36,274
Deferred revenue	12,268	4,334
Income taxes payable	288	88
Total current liabilities	58,572	45,688
Deferred rent, non-current	979	1,124
Deferred revenue, non-current	48,916	19,035
Other long-term liabilities	1,246	2,715
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 43,735 and 42,708 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	44	43
Additional paid-in capital	157,119	149,775
Accumulated other comprehensive loss	(2,586)	(1,767)
Retained earnings (accumulated deficit)	(32,818)	1,634
Total stockholders' equity	121,759	149,685
Total liabilities and stockholders’ equity	$231,472	$218,247

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Revenue:
Product	$24,426	$33,936	$91,653	$96,205
Services	10,639	12,342	37,640	39,387
Total revenue	35,065	46,278	129,293	135,592
Cost of revenue:
Product	13,174	20,957	53,533	57,404
Services	4,493	5,149	16,337	16,621
Total cost of revenue	17,667	26,106	69,870	74,025
Gross profit	17,398	20,172	59,423	61,567
Operating expenses:
Research and development	19,106	16,990	53,425	51,630
Sales and marketing	5,980	6,793	16,525	20,315
General and administrative	5,485	5,521	17,848	16,850
Legal settlement and contingencies	—	—	6,424	750
Restructuring	—	107	—	(1,361)
Total operating expenses	30,571	29,411	94,222	88,184
Loss from operations	(13,173)	(9,239)	(34,799)	(26,617)
Other income (expense), net	142	(610)	1,152	(277)
Loss before provision (benefit) for income taxes	(13,031)	(9,849)	(33,647)	(26,894)
Provision (benefit) for income taxes	663	(11)	805	429
Net loss	$(13,694)	$(9,838)	$(34,452)	$(27,323)

Net loss per share:
Basic and diluted	$(0.31)	$(0.23)	$(0.80)	$(0.66)

Weighted average shares used in computing net loss per share:
Basic and diluted	43,528	42,047	43,189	41,226

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended March 31,
	2017	2016

Operating activities
Net loss	$(34,452)	$(27,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,886	2,696
Accretion of net premium on short-term investments	326	523
Stock-based compensation expense	7,154	8,887
Write-off of long term investments	—	977
(Gain) loss on disposal of property and equipment	(3)	(15)
Bad debt expense	149	59
Changes in operating assets and liabilities:
Accounts receivable	(6,227)	(3,000)
Deferred income taxes	219	48
Restricted cash	1,184	191
Income taxes receivable	41	616
Deferred costs	(24,140)	(7,276)
Prepaid expenses and other current assets	1,090	(720)
Other assets	386	895
Trade accounts payable	5,774	5,485
Accrued expenses and other liabilities	(2,369)	(2,143)
Income taxes payable	200	(487)
Deferred rent	49	(505)
Deferred revenue	37,815	13,879
Net cash used in operating activities	(10,918)	(7,213)

Investing activities
Purchases of property and equipment	(867)	(1,775)
Purchases of short-term investments	(51,258)	(38,010)
Proceeds from sales and maturities of short-term investments	62,468	45,686
Proceeds from sales of long-term investments	246	—
Net cash provided by investing activities	10,589	5,901

Financing activities
Proceeds from exercise of stock options	2,354	1,536
Repurchase of common stock	—	(570)
Tax withholdings related to net share settlements of restricted stock units	(2,163)	(2,755)
Net cash provided by (used in) financing activities	191	(1,789)

Effect of exchange rate changes on cash and cash equivalents	(448)	(183)
Net decrease in cash and cash equivalents	(586)	(3,284)
Cash and cash equivalents, at beginning of period	21,349	18,721
Cash and cash equivalents, at end of period	$20,763	$15,437

Supplemental disclosure of cash flow information
Income taxes paid, net	$1,861	$150

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Revenue:
Automotive	$25,476	$34,717	$94,487	$98,306
Advertising	5,284	5,156	20,037	16,695
Mobile Navigation	4,305	6,405	14,769	20,591
Total revenue	35,065	46,278	129,293	135,592

Cost of revenue:
Automotive	14,112	21,495	56,095	58,947
Advertising	2,224	2,788	9,669	9,538
Mobile Navigation	1,331	1,823	4,106	5,540
Total cost of revenue	17,667	26,106	69,870	74,025

Gross profit:
Automotive	11,364	13,222	38,392	39,359
Advertising	3,060	2,368	10,368	7,157
Mobile Navigation	2,974	4,582	10,663	15,051
Total gross profit	$17,398	$20,172	$59,423	$61,567

Gross margin:
Automotive	45%	38%	41%	40%
Advertising	58%	46%	52%	43%
Mobile Navigation	69%	72%	72%	73%
Total gross margin	50%	44%	46%	45%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended March 31, 2017				Nine Months Ended March 31, 2017
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$25,476	$5,284	$4,305	$35,065	$94,487	$20,037	$14,769	$129,293
Adjustments:
Change in deferred revenue	25,123	—	(36)	25,087	37,930	—	(115)	37,815
Billings	$50,599	$5,284	$4,269	$60,152	$132,417	$20,037	$14,654	$167,108

	Three Months Ended March 31, 2016				Nine Months Ended March 31, 2016
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$34,717	$5,156	$6,405	$46,278	$98,306	$16,695	$20,591	$135,592
Adjustments:
Change in deferred revenue	6,992	—	(136)	6,856	14,243	—	(364)	13,879
Billings	$41,709	$5,156	$6,269	$53,134	$112,549	$16,695	$20,227	$149,471

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Gross Profit to Gross Non-GAAP Gross Profit on Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Gross profit	$17,398	$20,172	$59,423	$61,567
Gross margin	50%	44%	46%	45%

Adjustments to gross profit:
Change in deferred revenue	25,087	6,856	37,815	13,879
Change in deferred costs(1)	(17,436)	(2,974)	(24,140)	(7,276)
Net change	7,651	3,882	13,675	6,603

Non-GAAP gross profit on billings(1)	$25,049	$24,054	$73,098	$68,170
Non-GAAP gross margin on billings(1)	42%	45%	44%	46%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, non-GAAP gross profit on billings and non-GAAP gross margin on billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Three Months Ended March 31, 2017
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$60,083	$—	$1,101	$61,184
Deferred revenue, December 31	34,960	—	1,137	36,097
Increase (decrease) in deferred revenue	$25,123	$—	$(36)	$25,087

Deferred costs, March 31	$36,216	$—	$—	$36,216
Deferred costs, December 31	18,780	—	—	18,780
Increase in deferred costs	$17,436	$—	$—	$17,436

	Three Months Ended March 31, 2016
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$19,435	$—	$1,272	$20,707
Deferred revenue, December 31	12,443	—	1,408	13,851
Increase (decrease) in deferred revenue	$6,992	$—	$(136)	$6,856

Deferred costs, March 31	$10,417	$—	$—	$10,417
Deferred costs, December 31	7,443	—	—	7,443
Increase in deferred costs	$2,974	$—	$—	$2,974

	Nine Months Ended March 31, 2017
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$60,083	$—	$1,101	$61,184
Deferred revenue, June 30	22,153	—	1,216	23,369
Increase (decrease) in deferred revenue	$37,930	$—	$(115)	$37,815

Deferred costs, March 31	$36,216	$—	$—	$36,216
Deferred costs, June 30	12,076	—	—	12,076
Increase in deferred costs	$24,140	$—	$—	$24,140

	Nine Months Ended March 31, 2016
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$19,435	$—	$1,272	$20,707
Deferred revenue, June 30	5,192	—	1,636	6,828
Increase (decrease) in deferred revenue	$14,243	$—	$(364)	$13,879

Deferred costs, March 31	$10,417	$—	$—	$10,417
Deferred costs, June 30	3,141	—	—	3,141
Increase in deferred costs	$7,276	$—	$—	$7,276

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Net loss	$(13,694)	$(9,838)	$(34,452)	$(27,323)

Adjustments:
Legal settlement and contingencies	—	—	6,424	750
Restructuring accrual (reversal)	—	107	—	(1,361)
Deferred rent reversal due to lease termination	—	(621)	—	(1,242)
Stock-based compensation expense	2,625	2,620	7,154	8,887
Depreciation and amortization expense	626	780	1,886	2,696
Other income (expense), net	(142)	610	(1,152)	277
Provision (benefit) for income taxes	663	(11)	805	429
Adjusted EBITDA	$(9,922)	$(6,353)	$(19,335)	$(16,887)

Change in deferred revenue	25,087	6,856	37,815	13,879
Change in deferred costs(1)	(17,436)	(2,974)	(24,140)	(7,276)
Adjusted EBITDA on billings(1)	$(2,271)	$(2,471)	$(5,660)	$(10,284)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Net loss	$(13,694)	$(9,838)	$(34,452)	$(27,323)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deferred revenue (1)	25,087	6,856	37,815	13,879
Increase in deferred costs (2)	(17,436)	(2,974)	(24,140)	(7,276)
Changes in other operating assets and liabilities	(5,339)	1,366	347	380
Other adjustments (3)	3,363	4,039	9,512	13,127
Net cash used in operating activities	(8,019)	(551)	(10,918)	(7,213)
Less: Purchases of property and equipment	(336)	(1,443)	(867)	(1,775)
Free cash flow	$(8,355)	$(1,994)	$(11,785)	$(8,988)

(1) Consists of royalties, customized software development fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended March 31, 2017
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$35,065		$5,284		$25,476	$4,305	$29,781
Cost of revenue	17,667		2,224		14,112	1,331	15,443
Gross profit	17,398		3,060		$11,364	$2,974	14,338
Operating expenses:
Research and development	19,106		1,378	(2)			17,728
Sales and marketing	5,980		2,724	(2)			3,256
General and administrative	5,485		123	(3)			5,362
Total operating expenses:	30,571		4,225				26,346
Loss from operations	(13,173)		(1,165)				(12,008)
Other income (expense), net	142		—	(4)			142
Loss before provision for income taxes	(13,031)		(1,165)				(11,866)
Provision for income taxes	663		—	(5)			663
Net loss	$(13,694)	$(13,694)	$(1,165)				$(12,529)

Adjustments:
Stock-based compensation expense		2,625	172	(2)			2,453
Depreciation and amortization expense		626	50	(2)			576
Other income (expense), net		(142)	—	(4)			(142)
Provision for income taxes		663	—	(5)			663
Adjusted EBITDA		$(9,922)	$(943)				$(8,979)
Change in deferred revenue		25,087	—				25,087
Change in deferred costs(6)		(17,436)	—				(17,436)
Adjusted EBITDA on billings(6)		$(2,271)	$(943)				$(1,328)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment:
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.
(5) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(6) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended March 31, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$46,278		$5,156		$34,717	$6,405	$41,122
Cost of revenue	26,106		2,788		21,495	1,823	23,318
Gross profit	20,172		2,368		$13,222	$4,582	17,804
Operating expenses:
Research and development	16,990		978	(2)			16,012
Sales and marketing	6,793		3,606	(2)			3,187
General and administrative	5,521		494	(3)			5,027
Restructuring	107		146	(2)			(39)
Total operating expenses:	29,411		5,224				24,187
Loss from operations	(9,239)		(2,856)				(6,383)
Other income (expense), net	(610)		—	(4)			(610)
Loss before benefit from income taxes	(9,849)		(2,856)				(6,993)
Benefit from income taxes	(11)		—	(5)			(11)
Net loss	$(9,838)	$(9,838)	$(2,856)				$(6,982)

Adjustments:
Stock-based compensation expense		2,620	196	(2)			2,424
Restructuring accrual		107	146	(2)			(39)
Deferred rent reversal due to lease termination		(621)	(141)	(2)			(480)
Depreciation and amortization expense		780	94	(2)			686
Other income (expense), net		610	—	(4)			610
Benefit from income taxes		(11)	—	(5)			(11)
Adjusted EBITDA		$(6,353)	$(2,561)				$(3,792)
Change in deferred revenue		6,856	—				6,856
Change in deferred costs(6)		(2,974)	—				(2,974)
Adjusted EBITDA on billings(6)		$(2,471)	$(2,561)				$90

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment:
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.
(5) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(6) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Nine Months Ended March 31, 2017
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)
Revenue	$129,293		$20,037		$94,487	$14,769	$109,256
Cost of revenue	69,870		9,669		56,095	4,106	60,201
Gross profit	59,423		10,368		$38,392	$10,663	49,055
Operating expenses:
Research and development	53,425		3,786	(2)			49,639
Sales and marketing	16,525		7,762	(2)			8,763
General and administrative	17,848		996	(3)			16,852
Legal settlement and contingencies	6,424		—	(4)			6,424
Total operating expenses:	94,222		12,544				81,678
Loss from operations	(34,799)		(2,176)				(32,623)
Interest and other income (expense), net	1,152		—	(5)			1,152
Loss before provision for income taxes	(33,647)		(2,176)				(31,471)
Provision for income taxes	805		—	(6)			805
Net loss	$(34,452)	$(34,452)	$(2,176)				$(32,276)

Adjustments:
Legal settlement and contingencies		6,424	—	(4)			6,424
Stock-based compensation expense		7,154	657	(2)			6,497
Depreciation and amortization expense		1,886	153	(2)			1,733
Interest and other income (expense), net		(1,152)	—	(5)			(1,152)
Provision for income taxes		805	—	(6)			805
Adjusted EBITDA		$(19,335)	$(1,366)				$(17,969)
Change in deferred revenue		37,815	—				37,815
Change in deferred costs(7)		(24,140)	—				(24,140)
Adjusted EBITDA on billings(7)		$(5,660)	$(1,366)				$(4,294)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment.
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on net billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Nine Months Ended March 31, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)
Revenue	$135,592		$16,695		$98,306	$20,591	$118,897
Cost of revenue	74,025		9,538		58,947	5,540	64,487
Gross profit	61,567		7,157		$39,359	$15,051	54,410
Operating expenses:
Research and development	51,630		3,508	(2)			48,122
Sales and marketing	20,315		11,097	(2)			9,218
General and administrative	16,850		1,538	(3)			15,312
Legal settlement and contingencies	750		—	(4)			750
Restructuring	(1,361)		(229)	(2)			(1,132)
Total operating expenses:	88,184		15,914				72,270
Loss from operations	(26,617)		(8,757)				(17,860)
Interest and other income (expense), net	(277)		—	(5)			(277)
Loss before provision for income taxes	(26,894)		(8,757)				(18,137)
Benefit from income taxes	429		—	(6)			429
Net loss	$(27,323)	$(27,323)	$(8,757)				$(18,566)

Adjustments:
Legal settlement and contingencies		750	—	(4)			750
Stock-based compensation expense		8,887	855	(2)			8,032
Restructuring accrual		(1,361)	(229)	(2)			(1,132)
Deferred rent reversal due to lease termination		(1,242)	(300)	(2)			(942)
Depreciation and amortization expense		2,696	750	(2)			1,946
Interest and other income (expense), net		277	—	(5)			277
Provision for income taxes		429	—	(6)			429
Adjusted EBITDA		$(16,887)	$(7,681)				$(9,206)
Change in deferred revenue		13,879	—				13,879
Change in deferred costs(7)		(7,276)	—				(7,276)
Adjusted EBITDA on billings(7)		$(10,284)	$(7,681)				$(2,603)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment.
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.